Exhibit 10.13
Certain Agreed Employment Terms Amending Original Offer

Executive and Title	Annualized Base Salary	Target Annual Bonus (% of Annualized Base Salary)	Severance - Non-Change in Control	Change in Control Severance
Jim Fusaro (CEO)	$650,000	100%	18 months base salary	24 months base salary, plus target Annual Bonus